Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
PayPal Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule (2)	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)
	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)
	Equity	Depositary Shares representing Preferred Stock	Rule 456(b) and Rule 457(r)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)
	Other	Warrants	Rule 456(b) and Rule 457(r)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)

	Other	Purchase Units	Rule 456(b) and Rule 457(r )

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities that are issuable upon the redemption, exercise, conversion, exchange or settlement of any securities registered hereunder.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon redemption, exercise, conversion, exchange or settlement of any securities registered hereunder, including under any applicable antidilution provisions.